EXHIBIT 21

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                           SUBSIDIARIES OF REGISTRANT

                                   Place of                    Percentage of         Principal
Name of Subsidiary                 Incorporation               Interest              Activities
------------------                 -------------               ----------            ----------
Heng Fai China & Asia              Hong Kong                   100%                  Investment holding
  Industries Limited

Heng Fai China                     Hong Kong                   100%                  Investment holding
  Industries Limited

Worldwide Containers               Hong Kong                   100%                  Investment holding
  Limited

Cangzhou Min You                   PRC                         100%                  Cement manufacturing
  Cement Co., Ltd.                                                                     and trading

Wuhan Monkey King                  PRC                         70%                   Container manufacturing
  Container Corp., Ltd.                                                                and trading

Vancouver Hong Kong                Canada                      100%                  Property investment
  Properties Ltd.                                                                      and management

America & China Business           Canada                      100%                  Inactive
  Development Inc.

Heng Fai Management, Inc.          British Virgin              100%                  Provision of management
                                     Islands                                           services
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